Exhibit 10.4.1

Confidential portions of this document have been omitted and filed separately with the Commission. The omitted portions have been marked as follows: “***”.

ASSIGNMENT OF DISTRIBUTION AGREEMENT

        This ASSIGNMENT OF DISTRIBUTION AGREEMENT (this “Assignment”) is dated and effective as of the Effective Time (as defined below) by and among Par Pharmaceutical, Inc, a New Jersey corporation (“Par”), Bioglan Pharma, Inc., a Delaware corporation (“Bioglan”), and Quintiles Ireland Limited, a company incorporated in the Republic of Ireland (“Quintiles”).

        WHEREAS, Par and Bioglan are parties to the Distribution Agreement dated as of December 27, 2000 (the “Agreement”):

        WHEREAS, Bioglan has agreed to sell certain assets to Quintiles or an affiliate thereof (the “Asset Sale”), and in connection therewith Bioglan desires to assign the Agreement to Quintiles; and

        WHEREAS, Quintiles desires to accept such assignment, Par desires to consent to such assignment, and the parties hereto desire to effect certain amendments to the Agreement, pursuant to the terms and conditions of this Assignment;

        NOW, THEREFORE, in consideration of the foregoing premises, the agreements made herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Assignment hereby agree as follows:

        1. Effective Time. This Agreement shall be effective upon the closing of the Asset Sale (the “Effective Time”). Quintiles shall promptly give Par written notice of the occurrence of the Effective Time.

        2. Consent. Par, on behalf of itself, its successors and assigns, does hereby irrevocably consent to (i) the assignment of the Agreement, and all rights and obligations of Bioglan thereunder, from Bioglan to Quintiles, and (ii) any subsequent assignment by Quintiles to any affiliate of Quintiles.

        3. Assignment. Bioglan does hereby assign, transfer, convey, grant and deliver to Quintiles all of Bioglan’s right, title and interest in, to and under the Agreement, and Quintiles shall succeed and be entitled to all of the past, present and future rights, privileges, benefits and other interests of Bioglan under the Agreement. Quintiles hereby assumes the obligations of’ Bioglan under the Agreement arising after the Effective Time.

        4. Amendment. The parties to this Assignment hereby agree that the Agreement is hereby amended as follows:

        A. All references in the Agreement to *** dosage amounts are hereby deleted, including without limitation from Section 1.3. For the avoidance of doubt, “Additional Tablets” shall refer only to 75 mg dosage amounts.

        B. The parties agree that Bioglan’s obligation to market and promote the Products under Section 1.4 shall be limited to Products supplied by Par. In addition, the fifth sentence of Section 1.4 of the Agreement is hereby amended to read in its entirety as follows: “Where

Bioglan’s net sales of the Tablets and the Additional Tablets (if applicable) supplied by Par at the end of any calendar year following December 31, 2003 are less than *** for such period, for reasons other than Par’s failure to supply Product in accordance with the terms and conditions of this agreement, Par shall have the right to manufacture and distribute a generic version of the Tablets or the Additional Tablets, as the case may be, which is in the same dosage form, has the same active ingredient, the same strength and is for the same indication as the Tablets or the Additional Tablets.”

        C. Section 3.1 of the Agreement is hereby amended by adding the following sentences at the end thereof: “In the event that Par fails to supply Bioglan’s requirements of Products on a timely basis in accordance with the terms and conditions set forth in this Agreement, Bioglan may, in addition to, and without limitation of, any other rights Bioglan may have under this agreement or pursuant to applicable law, upon ninety (90) days written notice to Par, if Par has failed to cure such failure within such ninety (90) day period: (i) purchase the ANDA from Par for a purchase price of ***and Par shall execute and deliver such documents and instruments as Quintiles may reasonably request in order to effectively transfer ownership of the ANDA, and (ii) manufacture Products for itself and/or order and purchase Products from third parties. In the event that Bioglan desires to manufacture Products for itself and/or to order and purchase Products from third parties pursuant to the preceding sentence, at Bioglan’s request, Par shall, without charge, use its best efforts to facilitate the transfer of all applicable manufacturing technology and know-how to Bioglan or such third parties. Without limiting the foregoing, Par shall, without further consideration, take such actions (including without limitation meeting with Bioglan or third parties, providing instructions, data and documentation, and providing samples) and execute and deliver such documents and instruments as Bioglan reasonably may request in order to effectively accomplish the foregoing transfer of manufacturing technology and know-how so that Bioglan or third parties are able to manufacture Products in a manner substantially similar to Par. In addition, Par shall make known and available to Bioglan all of its sources for materials, ingredients, components, supplies and equipment used in connection with the manufacture of the Product, along with the terms thereof and any agreements or other arrangements relating thereto, and in the event Par fails to supply Bioglan’s requirements of Products on a timely basis in accordance with the terms and conditions set forth in this Agreement, at Bioglan’s request, Par shall use its best efforts to promptly assign any or all of such agreements and arrangements to Bioglan and to facilitate communications between Bioglan and the parties thereto.”

        D. The third sentence of Section 5.1(a) is hereby deleted in its entirety and replaced by the following sentence: “The purchase price payable by Bioglan for the Additional Tablets supplied to it by Par shall be *** per bottle of 50 tablets (75 mg dosage) and *** per bottle of 100 tablets (75 mg dosage).”

        E. Section 5.1(a) of the Agreement is hereby amended by adding the following sentences at the end thereof: “If, and to the extent, Par’s direct, out-of-pocket, documented costs for raw materials has increased at the first anniversary of the Effective Time over the amount of such costs as of the Effective Time, upon reasonable prior written notice to Bioglan, Par may increase the purchase prices of all affected Products by the amount of such increase effective on such first anniversary. Par may similarly increase the product prices at each subsequent

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anniversary of the Effective Time for the increase in Par’s direct, out-of-pocket, documented costs for raw materials during the prior year.

        F. The third sentence of Section 5.1(c) is hereby deleted in its entirety and replaced by the following sentence: “Thereafter, the price for Product samples, including all samples of Additional Tablets, shall be equal to Par’s direct, out-of-pocket, documented raw material costs for such samples.”

        G. The parties agree that the provisions of Sections 6.1 and 6.2 shall apply only to Products supplied by Par.

        H. Section 11.1 is hereby amended to delete the notice information for Bioglan and to insert in lieu thereof the notice information for Quintiles as follows:

Quintiles Ireland Limited c/o Quintiles Transnational Corp. 4709 Creekstone Drive Riverbirch Building, Suite 200 Durham, NC 27703 Attention: Thomas C. Perkins Fax Number: 919-998-2090

        5. Payments. Within ten (10) days of the Effective Time, Quintiles shall pay Par ***. In addition, Quintiles shall pay Par *** within thirty (30) days after the earlier of December 1, 2002 or notice of approval from the FDA of Additional Tablets (75 mg strength) that comply with the Agreement, including without limitation the Products Manufacturing Requirements. Par shall use its best efforts to develop the Additional Tablets for commercial sale as soon as reasonably possible and to obtain all necessary regulatory approvals to market the Additional Tablets in the Territory, including without limitation final FDA approval for marketing the Additional Tablets. Par shall be responsible for all costs associated the development of the Additional Tablets up through the date on which they have been approved for such commercial sale.

        6. Miscellaneous. Capitalized terms not otherwise defined in this Assignment shall have the meanings given to them in the Agreement. After the Effective Time, references to “Bioglan” in the Agreement shall be deemed references to “Quintiles.” Except as amended hereby, the Agreement shall remain in full force and effect in accordance with its terms. Bioglan represents and warrants to Quintiles that the Agreement is in full force and effect and that Bioglan has complied with the terms of the Agreement. Par confirms and agrees that the Agreement is in full force and effect and to its knowledge Bioglan has complied with the terms of the Agreement.

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{Signature page to Assignment of Distribution Agreement}

        IN WITNESS WHEREOF, Par, Bioglan and Quintiles have duly executed this Assignment.

PAR PHARMACEUTICAL, INC.

By:	/s/ Kenneth I. Sawyer
Name:	Kenneth I. Sawyer
Title:	CEO

BIOGLAN PHARMA, INC.

By:	/s/ Robert J. Moccia
Name:	Robert J. Moccia
Title:	President

QUINTILES IRELAND LIMITED

By:
Name:
Title:

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{Signature page to Assignment of Distribution Agreement}

        IN WITNESS WHEREOF, Par, Bioglan and Quintiles have duly executed this Assignment.

PAR PHARMACEUTICAL, INC.

By:
Name:
Title:

BIOGLAN PHARMA, INC.

By:
Name:
Title:

QUINTILES IRELAND LIMITED

By:	/s/ Ludo Reyndess
Name:	Ludo Reyndess
Title:	Director

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